Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of ROFIN-SINAR Technologies Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: May 7, 2015

SAC JUPITER HOLDING LTD.

By:	/s/ Thomas Limberger
Name:	Thomas Limberger
Title:	Authorized Signatory

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SILVERARROW CAPITAL HOLDING LTD.

By:	/s/ Thomas Limberger
Name:	Thomas Limberger
Title:	Authorized Signatory

SILVERARROW CAPITAL ADVISORS LLP

By:	/s/ Thomas Limberger
Name:	Thomas Limberger
Title:	Authorized Signatory

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/s/ Thomas Limberger
Thomas Limberger

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/s/ Abdullah Saleh A. Kamel
Abdullah Saleh A. Kamel

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PLUTO FUND LIMITED

By:	/s/ Robert Schimanko
Name:	Robert Schimanko
Title:	Authorized Signatory

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/s/ Osama H. Al Sayed
Osama H. Al Sayed

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/s/ Ernesto Palomba
Ernesto Palomba

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